Exhibit 16.1
July 1, 2009
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549
Dear Sirs/Madams:
We have read Item 4.01 of Nexicon, Inc.’s Form 8-K dated July 1, 2009, and we agree with the statements made therein as they relate to our firm.

Sincerely,
/s/ Stark Winter Schenkein & Co., LLP
Certified Public Accountants